EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53552 and No. 333-108178) and on Form S-3 (No. 333-83024) of Tripath Technology Inc. of our report dated January 30, 2003, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March  5, 2004